UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 19, 2016 (February 19, 2016)

HEALTHCARE REALTY TRUST INCORPORATED

(Exact Name of Registrant as Specified in Charter)

MARYLAND	001-11852	62-1507028
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3310 West End Ave. Suite 700 Nashville, Tennessee 37203

(Address of principal executive offices) (Zip Code)

(615) 269-8175

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 19, 2016, Healthcare Realty Trust Incorporated (the “Company”) entered into sales agreements (the “Sales Agreements”) with each of Barclays Capital Inc., BB&T Capital Markets, a division of BB&T Securities, LLC, BMO Capital Markets Corp., Cantor Fitzgerald & Co., and Credit Agricole Securities (USA) Inc. (together, the “Sales Agents”) to sell up to an aggregate of 10,000,000 shares (the “Securities”) of the Company’s common stock, par value $0.01 per share, from time to time through the Sales Agents. The Company’s sales agreement with Cantor Fitzgerald & Co., dated March 29, 2013, which was amended on December 23, 2015 to allow for the offer and sale of up to 2,500,000 additional shares of the Company’s common stock, was terminated effective February 17, 2016 and no further shares will be offered and sold pursuant to this sales agreement.

Pursuant to the Sales Agreements, the Securities may be offered and sold through any of the Sales Agents in transactions that are deemed to be “at the market” offerings as defined in Rule 415 of the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange, as well as in privately negotiated transactions. The Sales Agreements provide that each Sales Agent will be entitled to compensation up to 2.00% of the gross proceeds of the Securities sold through such Sales Agent from time to time under the applicable Sales Agreement. The Company has no obligation to sell any of the Securities under the Sales Agreements, and may at any time suspend solicitation and offers under the Sales Agreements. The Sales Agreements are subject to customary terms and conditions.

The Securities will be issued pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-194037). The Company filed a prospectus supplement, dated February 19, 2016, with the Securities and Exchange Commission in connection with the offer and sale of the Securities.

The Company will use the net proceeds from this offering for general corporate purposes, including the acquisition and development of healthcare facilities. Pending such investments, the Company will apply the net proceeds to outstanding indebtedness under its unsecured credit facility due April 2017 and/or place the net proceeds in interest-bearing bank accounts or in readily marketable, interest-bearing securities. Affiliates of Barclays Capital Inc., BB&T Capital Markets, a division of BB&T Securities, LLC, BMO Capital Markets Corp., and Credit Agricole Securities (USA) Inc. are lenders under the Company’s unsecured credit facility and therefore will receive a portion of the net proceeds from this offering through the repayment of outstanding amounts on the Company’s unsecured credit facility.

The disclosure in this item is not an offer to sell, nor a solicitation of an offer to buy securities, nor shall there be any sales of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction. An offering, if any, will be made solely by means of a prospectus supplement and an accompanying prospectus under the Company’s automatic shelf registration statement on Form S-3 (Registration No. 333-194037).

Copies of the Sales Agreements are attached as Exhibits 1.1, 1.2, 1.3, 1.4 and 1.5 to this Current Report on Form 8-K, and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Sales Agreement, dated February 19, 2016, by and between the Company and Barclays Capital Inc.

1.2	Equity Distribution Agreement, dated February 19, 2016, by and between the Company and BB&T Capital Markets, a division of BB&T Securities, LLC

1.3	Sales Agreement, dated February 19, 2016, by and between the Company and BMO Capital Markets Corp.

1.4	Controlled Equity Offering Sales Agreement, dated February 19, 2016, by and between the Company and Cantor Fitzgerald & Co.

1.5	Sales Agreement, dated February 19, 2016, by and between the Company and Credit Agricole Securities (USA) Inc.

5	Opinion of Waller Lansden Dortch & Davis, LLP.

8	Tax Opinion of Waller Lansden Dortch & Davis, LLP.

23	Consents of Waller Lansden Dortch & Davis, LLP (included in Exhibits 5 and 8).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE REALTY TRUST INCORPORATED

By:	/s/ Scott W. Holmes
Scott W. Holmes
Executive Vice President and Chief Financial Officer

Date: February 19, 2016